EXHIBIT 99.1
Press Release dated October 16, 2002

For Information Contact
At Greater Bay Bancorp:	At FRB|Weber Shandwick:
David L. Kalkbrenner	James Hoyne (analyst/investor information)
President and CEO	(310) 407-6546
(650) 614-5767
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS 36% INCREASE
IN THIRD QUARTER 2002 NET INCOME

Net Income and Balance Sheet Overview

PALO ALTO, CA, October 16, 2002—Greater Bay Bancorp (Nasdaq:GBBK), an $8.3 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2002. Greater Bay Bancorp’s NET INCOME for the third quarter of 2002 increased 36% to $32.5 million, or $0.60 per diluted share, compared to $23.8 million, or $0.46 per diluted share, in the third quarter of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $0.61 per diluted share in the third quarter of 2002, compared to $0.47 per diluted share in the third quarter of 2001.

Based on NET INCOME, for the third quarter of 2002, Greater Bay Bancorp’s return on average equity was 20.44%, return on average assets was 1.53% and efficiency ratio was 42.64%. For the third quarter of 2001, net income resulted in a return on average equity of 20.42%, return on average assets of 1.32% and an efficiency ratio of 44.99%.

Based on CASH NET INCOME, for the third quarter of 2002, Greater Bay Bancorp’s return on average equity was 28.79%, return on average assets was 1.60% and efficiency ratio was 41.52%. For the third quarter of 2001, cash net income resulted in a return on average equity of 21.74%, return on average assets of 1.34% and an efficiency ratio of 44.58%.

For the first nine months of 2002, Greater Bay Bancorp’s NET INCOME increased 30% to $93.6 million, or $1.73 per diluted share, compared to $72.3 million, or $1.41 per diluted share, for the first nine months of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $1.78 per diluted share for the first nine months of 2002, compared to $1.43 per diluted share for the first nine months of 2001.

Based on NET INCOME, for the first nine months of 2002, Greater Bay Bancorp’s return on average equity was 21.10%, return on average assets was 1.51% and efficiency ratio was 44.70%. For the first nine months of 2001, net income resulted in a return on average equity of 22.14%, return on average assets of 1.49% and an efficiency ratio of 44.05%.

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Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

Based on CASH NET INCOME, for the first nine months of 2002, Greater Bay Bancorp’s return on average equity was 28.23%, return on average assets was 1.57% and efficiency ratio was 43.72%. For the first nine months of 2001, cash net income resulted in a return on average equity of 23.65%, return on average assets of 1.51% and an efficiency ratio of 43.67%.

At September 30, 2002, Greater Bay Bancorp’s total assets were $8.3 billion, an increase of 11% or $813 million from September 30, 2001. Total loans grew to $4.7 billion, a 7% annualized growth rate, from $4.4 billion a year ago, while total deposits increased to $5.4 billion, a 12% annualized growth rate from $4.9 billion at September 30, 2001. Deposit growth for the third quarter of 2002 of $145 million or 11% annualized was driven by a money market deposit marketing program, which focused on core deposits.

Greater Bay Bancorp’s allowance for loan losses was 2.73% of total loans at September 30, 2002 and 2.68% at June 30, 2002, while its ratio of non-performing assets to total assets was 0.58% at September 30, 2002, compared to 0.50% at June 30, 2002. The allowance for loan losses was 264.12% of total non-performing assets at September 30, 2002, compared to 294.21% at June 30, 2002.

Greater Bay Bancorp’s net interest margin for the third quarter of 2002 was 4.68% compared to 4.85% for the second quarter of 2002 and 4.98% for the first quarter of 2002. The net interest margin declined for the quarter, primarily as the result of the rapid paydowns in the investment portfolio, which were partially offset by declines in our borrowing costs. The end of period net interest margin was actually slightly higher than the average net interest margin due to the reduction in the investment portfolio and associated other borrowings.

Greater Bay Bancorp’s non-interest income rose to 37.54% of total revenue for the third quarter of 2002, compared to 11.60% for the third quarter of 2001. This was primarily attributed to the additional revenue generated from ABD Insurance and Financial Services (“ABD”) during the third quarter of 2002 and the additional income related to the gains in the investment portfolio.

“We are pleased to report that Greater Bay Bancorp had another quarter of good operating results; however, the current economic environment continues to provide substantial challenges,” said David Kalkbrenner, President and CEO of Greater Bay Bancorp.

Credit Quality Overview

Net charge-offs in the third quarter were higher than Greater Bay Bancorp’s previous expectations, but remain in line with the revised guidance provided in the Form 8K filed on September 17, 2002. Recent internal and external credit examinations have been completed without significant changes to our overall loan classifications. The increase in the net charge-offs is the result of our proactive credit risk management process, which identified loans in our real estate, shared national credit and Matsco portfolios, as discussed below:

•
Two real estate loans previously identified and discussed in the second quarter of 2002, accounted for 30% or $7.5 million of the quarterly charge-offs. The losses on these two credits, which were originated in 2000, were higher than second quarter 2002 estimates primarily because these

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Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

borrowers had less liquidity and other assets in comparison to the borrowers in our typical client relationship. The Company performed a detailed review of all real estate borrowing relationships in excess of $2 million to determine if any other loans would have similar characteristics. Based on our current assessment of our loan portfolio and current economic conditions, the Company identified 7 loans totaling $38 million that could fall into this category (2 commercial construction and 5 real estate term loans). We estimate that the total loss exposure on these loans, if they all became nonperforming, would range from $5 million to $10 million; however, currently all of these loans are performing according to their terms.

•
Greater Bay Bancorp’s shared national credit portfolio now totals less than $50 million, with a target of approximately $30 million by year-end. The outstandings in this business have been declining since January 2000, when the Company made a decision to completely stop lending in this market segment. For the third quarter, losses approximated $4 million, with year to date losses exceeding 30% or $15 million of our total net charge-offs.

•
Charge-offs in the Matsco division were higher than previous quarters, with approximately 25% or $5.9 million of the quarterly total. The increase in the Matsco charge-offs was the result of a more aggressive charge off policy and expanded collection process that was implemented in the third quarter. Matsco charges off credits after principal and interest payments are 120 days delinquent (180 days previously), even though in many cases there will be future recoveries. The recent collection efforts have reduced Matsco’s 30 day to 89 day delinquencies by 50% from the second quarter of 2002.

Mr. Kalkbrenner commented, “We continue to be vigilant in our credit risk management practices and focus on identifying problems quickly. Our client relationships, particularly in the real estate industry, are with individuals and companies that provide us with substantial comfort when we evaluate the credit risk in our loan portfolio. Our underwriting standards require a substantial client relationship and include liquidity and net worth as key factors in the decision to lend. This disciplined approach has proven successful in the past and is proving to be valuable today as several of our borrowers have provided cash or additional collateral to ensure their obligation is properly secured.”

Interest Rate Risk and Investment Portfolio Overview

Greater Bay Bancorp mitigated the impact of credit losses on overall operations by proactively managing its interest rate risk position and reducing the size of its investment portfolio. Two years ago, Greater Bay Bancorp’s balance sheet had substantial interest rate risk in a falling rate environment. At that time, the Company initiated a program to leverage the balance sheet to protect the Company’s net interest income in the event rates declined. This strategy provided significant protection to net interest income during a period of rapidly declining market interest rates. While rates may decline in the near term, over the next two to three year period, an asset sensitive balance sheet will be beneficial, as rates may rise in the future. To take advantage of this opportunity, the Company began a process to de-leverage (that is, reduce the size of the investment portfolio and wholesale borrowings) the balance sheet in the third quarter. This de-leveraging strategy seeks to capture value on securities where prepayments are accelerating and to position the balance sheet to be more asset sensitive by allowing investment cash flows to repay borrowings and not be re-invested. In the short-term, it is anticipated that the loss of net interest income will be mitigated by increased core deposits

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Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

and loan growth. However, even if core growth does not completely cover the net interest income shortfall in the short term, we believe it will position the Company to take advantage of a rising rate environment with an asset sensitive balance sheet. The process that began in the third quarter will continue in the fourth quarter of 2002 and into 2003, with a final target of $2 billion for our investment securities portfolio (a reduction of $1.2 billion or 37% from its peak in early 2002).

Capital Overview

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies. Greater Bay Bancorp’s strong earnings for the second and third quarters of 2002, when combined with our de-leveraging strategy, substantially improved the tangible equity to asset ratio from 5.01% at March 31, 2002 to 6.11% at September 30, 2002.

Mr. Kalkbrenner commented, “In assessing our tangible equity ratio, we believe it is important to consider the composition of the goodwill that is deducted from common equity to arrive at tangible equity. At September 30, 2002, the majority of the goodwill is related to the ABD acquisition. Based on ABD’s outstanding performance and current peer insurance agency valuations, ABD is worth more than the recorded goodwill value. On a pro forma basis, including the ABD goodwill in tangible equity, our tangible equity ratio would be 7.72%.”

Mr. Kalkbrenner continued, “Strong earnings coupled with the de-leveraging strategy have positioned the Company to continue to actively manage credit quality, while providing opportunities to support shareholder value. Retiring 44% of our Zero Coupon Convertible Contingent Debentures was one step we took in the third quarter to add value for our shareholders. We are actively considering other options to add value for our shareholders, as well as further reductions in our investment portfolio to position the Company to take advantage of rising interest rates.”

Forward-Looking Information

Mr. Kalkbrenner stated, “Considering our high growth, good efficiency ratio and regulatory environment, we recognize the need to increase human and systems resources, particularly in the areas of compliance and enterprise-wide risk management. These additions to staff and systems will impact salary and other expenses over the next several quarters. These increases have already been incorporated into our 2002 and 2003 earnings guidance.”

Mr. Kalkbrenner commented further, “The San Francisco Bay Area continues to be impacted by the slowing economy, as the technology recovery continues to be pushed farther and farther out. While we have few technology specific clients, the slowing economy has significant impact on our clients who provide services or real estate to this market segment. While we continue to be cautiously optimistic about the future, we realize the economy is fragile. Based on current information and assuming a second economic downturn does not occur, we are providing our guidance for the balance of 2002 and earnings per share guidance for 2003:”

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Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

2002 Guidance

•	Earnings per share growth
—Q4 2002 in the range of $0.60 to $0.63

•	Net interest margin in the range of 4.65% to 4.85%

•	Return on average equity in excess of 20%

•	Return on average assets in excess of 1.40%

•	Loan growth in the range of approximately 7% to 10%

•	Deposit growth in the range of approximately 5% to 10%

•	NPAs in the range of 0.50% to 0.65% of total assets

•	Net charge-offs in the range of 110 to 120 basis points of average loans including the Shared National Credit portfolio

2003 Guidance

•	2003 earnings per share growth in the range of 10%—15%

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Investors have the opportunity to listen to the conference call live over the Internet through CompanyBoardroom at http://www.companyboardroom.com on Wednesday, October 16, 2002 at 8:00 a.m. Investors should go to the CompanyBoardroom web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. A replay of the conference call will be available on the CompanyBoardroom web site for 30 days and via telephone through October 23, 2002 by dialing (703) 925-2435 or (888) 266-2086, passcode 6234791.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans, deposits and assets, continued success of its Regional Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing

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Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

operating efficiencies; (3) government regulation; (4) the risks relating to the Company’s warrant positions; and (5) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp's Third Quarter 2002 Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2002	2002	2002	2001	2001
Cash and Due From Banks	$271,774	$265,033	$206,487	$189,404	$236,989
Investments	2,966,302	3,181,788	3,215,112	2,996,630	2,662,420
Loans:
Commercial	2,007,389	1,997,960	1,901,577	1,909,056	1,888,710
Term Real Estate—Commercial	1,529,582	1,500,972	1,466,686	1,407,300	1,332,095
Total Commercial	3,536,971	3,498,932	3,368,263	3,316,356	3,220,805
Construction & Land	715,351	728,795	697,899	744,127	731,619
Real Estate—Other	282,894	292,474	251,021	246,117	237,143
Consumer and Other	174,797	178,809	196,111	204,483	205,334
Deferred Loan Fees, Net	(16,102)	(16,354)	(14,917)	(15,362)	(15,117)

Total Loans	4,693,911	4,682,656	4,498,377	4,495,721	4,379,784
Allowance for Loan Losses	(128,429)	(126,092)	(125,331)	(124,744)	(98,178)

Total Loans, Net	4,565,482	4,556,564	4,373,046	4,370,977	4,281,606
Goodwill and Other Intangibles	169,114	170,432	171,722	25,080	23,851
Other Assets	345,327	352,405	363,658	294,963	300,093

Total Assets	$8,317,999	$8,526,222	$8,330,025	$7,877,054	$7,504,959

Deposits:
Demand, Non-Interest Bearing	$984,327	$933,486	$934,150	$953,989	$956,085
NOW, MMDA and Savings	2,693,242	2,555,057	2,271,837	2,280,119	2,265,671
Time Certificates, $100,000 and over	809,519	807,033	826,178	827,756	909,175
Other Time Certificates	956,821	1,003,550	1,009,047	928,207	742,384

Total Deposits	5,443,909	5,299,126	5,041,212	4,990,071	4,873,315

Other Borrowings	1,840,423	2,209,356	2,313,428	2,095,896	1,790,383
Other Liabilities	163,310	169,311	176,688	94,403	142,748

Total Liabilities	7,447,642	7,677,793	7,531,328	7,180,370	6,806,446

Trust Preferred Securities	203,000	223,000	218,000	218,000	218,000
REIT Preferred Securities	15,650	15,650	15,650	15,000	—
Convertible Preferred Stock	72,500	72,500	72,500	—	—
Shareholders' Equity	579,207	537,279	492,547	463,684	480,513

	651,707	609,779	565,047	463,684	480,513

Total Liabilities and Shareholders' Equity	$8,317,999	$8,526,222	$8,330,025	$7,877,054	$7,504,959

Average Quarterly Total Loans, excluding Nonaccrual	$4,641,680	$4,541,191	$4,439,279	$4,420,039	$4,318,278
Average Quarterly Investments	$3,183,293	$3,202,106	$3,098,595	$2,794,646	$2,434,315
Average Quarterly Interest Earning Assets	$7,824,973	$7,743,297	$7,537,874	$7,214,685	$6,752,593
Average Quarterly Deposits	$5,443,742	$5,194,555	$5,055,141	$4,869,237	$4,895,336
Average Quarterly Interest Bearing Liabilities	$6,507,726	$6,499,184	$6,220,579	$5,837,617	$5,474,686
Average Quarterly Assets	$8,474,179	$8,413,187	$8,028,660	$7,613,853	$7,154,318
Average Quarterly Equity	$632,589	$598,254	$549,300	$469,459	$461,930
Total Regulatory Capital
Tier 1 or Leverage Capital	$678,606	$640,207	$602,839	$607,820	$562,151
Total Capital	$753,986	$736,378	$701,039	$740,653	$721,596
Nonperforming Assets
Nonaccrual Loans	$47,695	$42,349	$27,837	$30,970	$22,273
OREO	930	509	972	—	—

Total Nonperforming Assets	$48,625	$42,858	$28,809	$30,970	$22,273

Greater Bay Trust Company Assets	$598,481	$641,884	$644,216	$629,696	$672,077

Note:	Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Third Quarter 2002	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001
Interest Income	$128,259	$130,792	$129,425	$129,946	$131,856
Interest Expense	35,957	37,120	36,891	42,054	50,879

Net Interest Income Before Provision for Loan Losses	92,302	93,672	92,534	87,892	80,977
Provision for Loan Losses	27,776	9,000	16,000	28,950	8,400

Net Interest Income After Provision for Loan Losses	64,526	84,672	76,534	58,942	72,577
Non-interest Income:
Insurance Agency Commissions & Fees(1)	26,359	27,601	10,891	—	—
Depositor Service Fees	2,771	2,762	2,828	3,223	2,564
Loan and International Banking Fees	2,124	2,273	2,527	2,243	1,987
Trust Fees	844	894	906	881	865
ATM Fees	629	628	583	656	803
Gain on Sale of Loans	2,049	210	496	347	1,684
Gain/(loss) on Investments	9,299	2,707	200	(46)	819
Gain on early retirement of Zero Coupon Convertible Contingent Securities (CODES)	5,770	—	—	—	—
Other Income	5,641	2,435	4,161	2,380	1,900

	55,486	39,510	22,592	9,684	10,622
Nonrecurring—Warrant Income(2)	(89)	—	—	—	77

Total Non-interest Income	55,397	39,510	22,592	9,684	10,699
Operating Expenses:
Salaries	37,296	36,054	26,046	23,675	21,366
Deferred Loan Origination Costs	(3,479)	(3,745)	(2,986)	(3,117)	(3,067)
Benefits	5,950	6,338	5,515	4,138	4,019

Total Compensation and Benefits	39,767	38,647	28,575	24,696	22,318
Occupancy and Equipment	10,035	10,267	8,838	7,817	7,036
Professional Services & Legal	2,462	1,915	1,689	2,342	2,418
Telephone, postage and supplies	1,827	1,918	1,633	1,615	1,366
Marketing and promotion	1,605	1,617	1,452	1,470	1,413
Data Processing	1,145	1,196	1,129	1,021	1,166
Client Services	433	557	647	645	712
FDIC Insurance and Assessments	409	417	463	627	406
Other Real Estate, Net	119	—	—	—	—
Amortization of Intangibles	1,650	1,650	562	376	374
Other Expenses	3,565	6,170	4,682	3,331	4,000

	63,017	64,354	49,670	43,940	41,209
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	—	975	—	—	—
TPS & REIT Preferred Securities expense	4,826	5,185	5,323	5,088	3,724
Nonrecurring Expenses(2)	479	—	—	—	—

Total Operating Expenses(1)(3)	68,322	70,514	54,993	49,028	44,933
Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	51,601	53,668	44,133	19,598	38,343
Income Taxes:
Income Tax Expense	19,572	20,132	16,531	6,369	14,485
Capital Loss Carryback Tax (Benefit)(4)	—	—	—	(11,897)	—
Nonrecurring Income Tax Expense(2)	(441)	—	—	—	32

Total Income Tax Expense	19,131	20,132	16,531	(5,528)	14,517

Income Before Merger and Other Related Nonrecurring Costs	32,470	33,536	27,602	25,126	23,826
Merger and Other Related Nonrecurring Costs, net of tax(2)	—	—	—	17,611	—

Net Income	$32,470	$33,536	$27,602	$7,515	$23,826

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.
(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $32,597 for Q3 2002, $25,126 for Q4 2001and $23,781 for Q3 2001.
(3)	Total Operating Expenses were $46.0 million in Q3 2002, $49.0 million in Q2 2002 and $47.5 million in Q1 2002, excluding operating expenses of ABD.
(4)	The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital in Q4 2001.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

	YTD 30-Sep 2002	YTD 30-Sep 2001
Interest Income	$388,476	$377,295
Interest Expense	109,968	144,178

Net Interest Income Before Provision for Loan Losses	278,508	233,117
Provision for Loan Losses	52,776	25,777

Net Interest Income After Provision for Loan Losses	225,732	207,340
Non-interest Income:
Insurance Agency Commissions & Fees(1)	64,851	—
Depositor Service Fees	8,361	7,379
Loan and International Banking Fees	6,924	6,613
Trust Fees	2,644	2,729
ATM Fees	1,840	2,231
Gain on Sale of Loans	2,755	2,894
Gain/(loss) on Investments	12,206	6,350
Gain on early retirement of Zero Coupon Convertible Contingent Securities (CODES)	5,770	—
Other Income	12,237	6,381

	117,588	34,577
Nonrecurring—Warrant Income(2)	(89)	581

Total Non-interest Income	117,499	35,158
Operating Expenses:
Salaries	99,396	60,883
Deferred Loan Origination Costs	(10,210)	(8,297)
Benefits	17,803	12,417

Total Compensation and Benefits	106,989	65,003
Occupancy and Equipment	29,140	19,939
Professional Services & Legal	6,066	5,497
Telephone, postage and supplies	5,378	4,412
Marketing and promotion	4,674	4,178
Data Processing	3,470	3,427
Client Services	1,637	2,320
FDIC Insurance and Assessments	1,289	1,135
Other Real Estate, Net	119	—
Amortization of Intangibles	3,862	1,032
Other Expenses	14,417	10,984

	177,041	117,927
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	975	—
TPS & REIT Preferred Securities expense	15,334	8,636
Nonrecurring Expenses(2)	479	—

Total Operating Expenses(1)(3)	193,829	126,563
Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	149,402	115,935
Income Taxes:
Income Tax Expense	56,235	43,390
Nonrecurring Income Tax Expense(2)	(441)	244

Total Income Tax Expense	55,794	43,634

Income Before Merger and Other Related Nonrecurring Costs	93,608	72,301
Merger and Other Related Nonrecurring Costs, net of tax(2)	—	—

Net Income	$93,608	$72,301

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.
(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $93,735 for YTD September 2002 and $71,964 for YTD September 2001.
(3)	Total Operating Expenses were $142.5 million in YTD September 2002, excluding operating expenses of ABD.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Third Quarter Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Sept 30 2002	Jun 30 2002	Mar 31 2002	Dec 31 2001	Sept 30 2001
Loan to Deposit Ratio	86.22%	88.37%	89.23%	90.09%	89.87%
Core Bank Loan to Deposit Ratio(1)	70.53%	71.49%	72.26%	75.41%	75.60%
Ratio of Allowance for Loan Losses to:
Average Loans	2.74%	2.75%	2.81%	2.80%	2.26%
End of Period Loans	2.73%	2.68%	2.78%	2.77%	2.23%
Total Nonperforming Assets	264.12%	294.21%	435.04%	402.79%	440.79%
Ratio of Provision for Loan Losses to Average Loans, annualized	2.35%	0.79%	1.45%	2.58%	0.77%
Total Nonperforming Loans to Total Loans	1.02%	0.90%	0.62%	0.69%	0.51%
Total Nonperforming Assets to Total Assets	0.58%	0.50%	0.35%	0.39%	0.30%
Ratio of Quarterly Net Charge-offs to Average Loans, annualized	2.15%	0.72%	1.40%	0.52%	0.58%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized	1.43%	1.05%	1.40%	0.59%	0.61%
Loan Growth, current quarter to prior year quarter	7.17%	9.01%	7.08%	10.60%	24.28%
Loan Growth, current quarter to prior quarter, annualized	0.95%	16.43%	0.24%	10.50%	7.78%
Loan Growth, YTD annualized	5.89%	8.39%	0.24%	10.60%	10.36%
Deposits Growth, current quarter to prior year quarter	11.71%	8.60%	4.74%	5.05%	8.93%
Deposits Growth, current quarter to prior quarter, annualized	10.84%	20.52%	4.16%	9.51%	-0.51%
Deposits Growth, YTD annualized	12.16%	12.49%	4.16%	5.05%	3.46%
Recurring Revenue Growth, current quarter to prior year quarter	61.34%	48.74%	33.01%	17.96%	18.97%
Recurring Revenue Growth, current quarter to prior quarter, annualized	43.51%	62.91%	72.94%	25.89%	9.12%
Net Interest Income Growth, current quarter to prior year quarter	13.99%	21.59%	23.22%	18.47%	18.50%
Net Interest Income Growth, current quarter to prior quarter, annualized	-5.80%	4.93%	21.42%	33.88%	20.27%
Average Earning Assets to Average Total Assets	92.34%	92.04%	93.89%	94.76%	94.38%
Average Earning Assets to Average Interest-Bearing Liabilities	120.24%	119.14%	121.18%	123.59%	123.34%
Capital Ratios:
Tangible Equity and REIT Preferred Securities to Tangible Assets	6.11%	5.45%	5.01%	5.78%	6.10%
Tangible Equity and REIT Preferred Securities to Tangible Assets (including ABD value)	7.72%	7.05%	6.68%	5.78%	6.10%
Leverage	8.17%	7.77%	7.67%	8.01%	7.86%
Tier 1 Risk Based Capital	11.35%	10.66%	10.31%	10.49%	10.05%
Total Risk Based Capital	12.61%	12.26%	11.99%	12.79%	12.90%
Risk Weighted Assets	$5,979,732	$6,005,431	$5,845,147	$5,792,917	$5,593,341
Book Value Per Share	$11.26	$10.50	$9.75	$9.31	$9.66
Total Shares Outstanding	51,442,027	51,192,359	50,501,861	49,831,682	49,717,960

(1)	Includes the eleven core banking divisions and excludes ABD, Matsco, Capco, Pacific Business Funding and Corporate Finance.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interests basis.

Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Third Quarter 2002	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001
GAAP EPS (including Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items)(1)(2)(3)
Basic(4)	$0.61	$0.64	$0.54	$0.51	$0.48
Diluted	$0.60	$0.62	$0.52	$0.49	$0.46
Income Per Share (Before Merger Items)(3)
Basic(4)	$0.61	$0.64	$0.54	$0.51	$0.48
Diluted	$0.60	$0.62	$0.52	$0.49	$0.46
Net Income Per Share
Basic(4)	$0.61	$0.64	$0.54	$0.15	$0.48
Diluted	$0.60	$0.62	$0.52	$0.15	$0.46

Cash EPS (excluding Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items)(1)(2)(3)
Basic(4)	$0.63	$0.66	$0.55	$0.51	$0.48
Diluted	$0.62	$0.63	$0.53	$0.49	$0.47
Income Per Share (Before Merger Items)(3)
Basic(4)	$0.63	$0.66	$0.55	$0.51	$0.48
Diluted	$0.61	$0.63	$0.53	$0.49	$0.47
Net Income Per Share(3)
Basic(4)	$0.63	$0.66	$0.55	$0.16	$0.48
Diluted	$0.61	$0.63	$0.53	$0.15	$0.47

Weighted Average Common Shares Outstanding	51,339,000	50,685,000	50,204,000	49,689,000	49,588,000

Weighted Average Common & Common Equivalent Shares Outstanding	54,504,000	54,500,000	53,026,000	51,221,000	51,352,000

GAAP Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized(1)	1.53%	1.60%	1.39%	1.31%	1.32%
Return on Period Average Equity, annualized(1)	20.44%	22.48%	20.38%	21.23%	20.42%
Net Interest Margin—Average Earning Assets	4.68%	4.85%	4.98%	4.83%	4.76%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.18%	3.36%	2.78%	2.55%	2.49%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.95%	3.07%	2.51%	2.29%	2.29%
Efficiency Ratio (Before Nonrecurring and Merger Items)	45.91%	52.95%	47.77%	50.25%	49.05%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	42.64%	48.32%	43.14%	45.03%	44.99%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	33.60%	40.75%	40.53%	45.03%	44.99%

Cash Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized(1)	1.60%	1.68%	1.42%	1.33%	1.34%
Return on Period Average Equity, annualized(1)	28.79%	32.37%	23.89%	22.63%	21.74%
Net Interest Margin—Average Earning Assets	4.68%	4.85%	4.98%	4.83%	4.76%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.10%	3.28%	2.75%	2.54%	2.47%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.87%	2.99%	2.48%	2.27%	2.26%
Efficiency Ratio (Before Nonrecurring and Merger Items)	44.79%	51.71%	47.28%	49.86%	48.65%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	41.52%	47.08%	42.66%	44.65%	44.58%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	33.58%	40.74%	40.51%	44.65%	44.58%

(1)
Excludes nonrecurring and Merger items of $127 thousand, net of tax, in Q3 2002. For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger items of $17.6 million, net of tax. Excludes Nonrecurring and Merger items of $45 thousand, net of tax, in Q3 2001.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $32,597 for Q3 2002, $25,126 for Q4 2001 and $23,781 for Q3 2001.
(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $1.3 million for both Q3 and Q2 2002 and $263 thousand for Q1 2002.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.

Greater Bay Bancorp’s Third Quarter 2002 Earnings Results
October 16, 2002

GREATER BAY BANCORP

SEPTEMBER 30, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

	YTD 30-Sep 2002	YTD 30-Sep 2001
GAAP EPS (including Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items)(1)(2)(3)
Basic(4)	$1.79	$1.46
Diluted	$1.73	$1.41
Income Per Share (Before Merger Items)(3)
Basic(4)	$1.78	$1.46
Diluted	$1.73	$1.41
Net Income Per Share
Basic(4)	$1.78	$1.46
Diluted	$1.73	$1.41

Cash EPS (excluding Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items)(1)(2)(3)
Basic(4)	$1.83	$1.47
Diluted	$1.78	$1.42
Income Per Share (Before Merger Items)(3)
Basic(4)	$1.83	$1.48
Diluted	$1.78	$1.43
Net Income Per Share(3)
Basic(4)	$1.83	$1.48
Diluted	$1.78	$1.43

Weighted Average Common Shares Outstanding	50,891,000	49,426,000

Weighted Average Common & Common Equivalent Shares Outstanding	54,039,000	51,154,000

GAAP Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized(1)	1.51%	1.49%
Return on Period Average Equity, annualized(1)	21.10%	22.14%
Net Interest Margin—Average Earning Assets	4.83%	5.17%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.11%	2.62%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.85%	2.44%
Efficiency Ratio (Before Nonrecurring and Merger Items)	48.81%	47.28%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	44.70%	44.05%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	38.06%	44.05%

Cash Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized(1)	1.57%	1.51%
Return on Period Average Equity, annualized(1)	28.23%	23.65%
Net Interest Margin—Average Earning Assets	4.83%	5.17%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.05%	2.60%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	2.79%	2.42%
Efficiency Ratio (Before Nonrecurring and Merger Items)	47.84%	46.89%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and TPS & REIT preferred securities expense)	43.72%	43.67%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, TPS & REIT preferred securities expense and excluding the operating results of ABD)	38.04%	43.67%

(1)	Excludes Nonrecurring and Merger Items of $127 thousand, net of tax, in YTD September 2002 and $337 thousand, net of tax, in YTD September 2001.
(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $93,735 for YTD September 2002 and $71,964 for YTD September 2001.
(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $2.9 million in YTD September 2002.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and SJNB Financial Corp. on a pooling-of-interests basis.